Exhibit 10.9

INTERSTATE HOTELS & RESORTS, INC. 2007 EQUITY AWARD PLAN
RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”), dated as of      ,       (the “Date of Grant”), is made by and between Interstate Hotels & Resorts, Inc., a Delaware corporation (the “Company”) and      (“Participant”).

WHEREAS, the Company has adopted the Interstate Hotels & Resorts, Inc. 2007 Equity Award Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement;

WHEREAS, the Plan provides for the grant of forfeitable shares of the Company’s Common Stock, par value $0.01 per share (“Restricted Stock”); and

WHEREAS, the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) has determined that it would be in the best interests of the Company and its stockholders to grant the award of Restricted Stock provided for herein (the “Restricted Stock Award”) to Participant, on the terms and conditions described in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Grant of Restricted Stock Award.

(a) Grant. The Company hereby grants to Participant a Restricted Stock Award consisting of      shares of Restricted Stock. The Restricted Stock shall vest and become non-forfeitable in accordance with Section 2 hereof.

(b) Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon Participant and his legal representative in respect of any questions arising under the Plan or this Agreement.

2. Vesting. Except as may otherwise be provided herein, (i) the Restricted Period shall lapse as described in the table below:

3. Certificates. As soon as practicable after the Restricted Period lapses with respect to a share of Restricted Stock, the Committee shall cause an unlegended stock certificate registered in the name of Participant to be issued in respect of the shares of vested Restricted Stock.

4. Effect of Termination of Services. If the Participant’s service with the Company terminates prior to the date the Restricted Period lapses for any reason, all unvested Restricted Stock shall be forfeited without further consideration to the Participant.

5. Rights as a Stockholder; Dividends. Except as provided herein, Participant shall not be deemed for any purpose to be the owner of any Restricted Stock unless and until the Company shall have issued the Restricted Stock in accordance with Section 3 hereof. Upon the fulfillment of the conditions described in the preceding sentence, Participant shall be the record owner of the Restricted Stock unless and until such shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a common stockholder of the Company; provided that (i) any cash or in-kind dividends paid with respect to unvested Restricted Stock shall be paid to Participant when such dividends are paid to stockholders of the Company generally, (ii) Participant shall be entitled to voting rights with respect to the unvested Restricted Stock and (iii) the Restricted Stock shall be subject to the limitations on transfer and encumbrance set forth in this Agreement. As soon as practicable following the vesting of any Restricted Stock, certificates for such vested Restricted Stock shall be delivered to Participant or to Participant’s legal representative along with the stock powers relating thereto.

6. Tax Withholding. Participant shall pay to the Company promptly upon request, and in any event at the time Participant recognizes taxable income in respect of the Restricted Stock, an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the Restricted Stock. Such payment shall be made, at Participant’s election, in the form of cash or by delivery of shares of Common Stock (which are not subject to any pledge or other security interest and are Mature Shares) owned by Participant having a Fair Market Value equal to such withholding liability. If Participant does not pay the amount required under this Section 6 by the time Participant recognizes taxable income in respect of the Restricted Stock Award, the Company shall withhold from the number of shares of Common Stock otherwise issuable under Section 3 a number of shares with a Fair Market Value equal to the withholding liability (but no more than the minimum required statutory withholding liability). In addition, the Committee may, in its sole discretion, to the extent permitted by applicable law, allow such withholding obligation to be satisfied by any other method described in Section 15(d) of the Plan.

7. Transferability. No share of Restricted Stock may, at any time prior to becoming vested, be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

8. Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Board. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

9. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, facsimile, courier service or personal delivery:

if to the Company:

Interstate Hotels & Resorts, Inc.
4501 N. Fairfax Drive
Arlington, VA 22203
Facsimile: [     ]
Attention: Christopher C. Bennett

if to Participant:

Most recent address in Company records

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if by facsimile.

10. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

11. No Rights to Service. Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, in any position, as a consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge Participant at any time for any reason whatsoever.

12. Beneficiary. Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives Participant, Participant’s estate shall be deemed to be Participant’s beneficiary.

13. Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of Participant and the beneficiaries, executors, administrators, heirs and successors of Participant.

14. Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

15. Modifications. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

16. Bound by Plan. By signing this Agreement, Participant acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the Plan shall control.

17. Governing Law.  This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principals of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

18. JURY TRIAL WAIVER. THE PARTIES EXPRESSLY AND KNOWINGLY WAIVE ANY RIGHT TO A JURY TRIAL IN THE EVENT ANY ACTION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT IS LITIGATED OR HEARD IN ANY COURT.

19. Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

20. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

Interstate Hotels & Resorts, Inc.

By:
Title:

Participant